MEMBERSHIP INTEREST PURCHASE AGREEMENT

BETWEEN

BE&K, INC.

AND

PERNIX BUILDING GROUP, LLC

DATED AS OF JUNE 4, 2015

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

1.1

Definitions

1

ARTICLE 2 PURCHASE AND SALE

6

2.1

Purchase and Sale

6

2.2

Estimated Working Capital; Closing Adjustment

7

2.3

Net Working Capital, Disputes and Procedures

7

2.4

Adjustments to Purchase Price

9

ARTICLE 3 CLOSING AND CLOSING DELIVERIES

10

3.1

Closing

10

3.2

Closing Deliveries of the Seller

10

3.3

Closing Deliveries of the Buyer

11

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLER

12

4.1

Organization, Standing and Authority

12

4.2

Predecessors

12

4.3

Names

12

4.4

Agreement Authorized and its Effect on Other Obligations

12

4.5

Capitalization

13

4.6

Ownership of the Company LLC Interests

13

4.7

Non-Contravention; Consents

13

4.8

Subsidiaries

14

4.9

Financial Statements

14

4.10

Undisclosed Liabilities

15

4.11

Additional Company Information

15

4.12

Contractual Obligations

16

4.13

Accounts Receivable; CIE

17

4.14

Insurance Coverage

17

4.15

CCIP and Subguard Insurance

18

4.16

Absence of Certain Changes and Events

18

4.17

Taxes

18

4.18

Intellectual Property

20

4.19

Assets; Properties, Sufficiency of Assets

21

i

4.20

Licenses and Permits

21

4.21

Environmental Compliance

22

4.22

Compliance with Laws

22

4.23

ERISA Plans and Non-ERISA Plans or Labor Issues

22

4.24

Employees

23

4.25

Investigations; Litigation

24

4.26

Leased Real Property

24

4.27

Anti-Corruption

24

4.28

Customers and Suppliers

25

4.29

Transactions with Affiliates

25

4.30

Finder’s Fee

25

4.31

Backlog

25

4.32

Bids

25

4.33

Surety Bonds

25

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER

26

5.1

Organization and Good Standing

26

5.2

Agreement Authorized and its Effect on Other Obligations

26

5.3

Non-Contravention; Consents

26

5.4

Finder’s Fee

27

ARTICLE 6 CERTAIN COVENANTS

27

6.1

Trademarks

27

6.2

Employee Compensation

27

6.3

401(k) Plan

27

6.4

Collection of Payments

27

6.5

Conduct of Business Pending Closing

28

6.6

Access and Cooperation

30

6.7

Supplement to Disclosure Schedules

31

6.8

Confidentiality

31

6.9

Books and Records

32

6.10

Litigation Support

32

6.11

Covenants With Respect To Taxes

32

6.12

Actual Uncollected Receivables

33

6.13

Acquisition Proposals

33

6.14

Audited Financial Statements

34

6.15

Certain Customer Contractual Obligations

34

6.16

Reserved

36

6.17

Licensing Matters

36

6.18

Further Assurances

36

ARTICLE 7 CONDITIONS TO CLOSING

36

7.1

Conditions to Obligations of Both Parties

36

7.2

Conditions to Obligations of Buyer

36

7.3

Conditions to Obligations of the Seller

37

ARTICLE 8 SURVIVAL; INDEMNIFICATION

38

8.1

Survival

38

8.2

Indemnification

38

8.3

Procedures

41

8.4

Payment of Indemnification Payments

43

8.5

Knowledge of Breach

43

8.6

Mitigation

43

8.7

Remedies Cumulative

43

ARTICLE 9 TERMINATION

44

9.1

Termination

44

9.2

Effect of Termination

44

ARTICLE 10 MISCELLANEOUS

45

10.1

Entirety

45

10.2

Further Assurances

45

10.3

Public Announcements

45

10.4

Counterparts

45

10.5

Third Party Beneficiaries

46

10.6

Notices and Waivers

46

10.7

Table of Contents and Captions

46

10.8

Successor and Assigns

46

10.9

Expenses

47

10.10

Severability

47

10.11

Amendments and Waivers

47

10.12

Construction

47

10.13

Applicable Law

48

10.14

Jurisdiction; Venue; Service of Process.

48

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT is entered into as of June 4, 2015, between BE&K, Inc., a Delaware corporation (“Seller”), and Pernix Building Group, LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, the Seller owns 100% of the limited liability company interests ( “Company LLC Interests”) of KBR Building Group, LLC, a Delaware limited liability company (the “Company”), which constitute all of the issued and outstanding limited liability company interests of the Company; and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the Company LLC Interests, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1

Definitions.  In addition to the terms defined elsewhere herein, the terms below are defined as follows:

“Accounts Receivables” has the meaning set forth in Section 4.13(a).

“Accountants” has the meaning set forth in Section 2.4(a)(i).

“Action” means any claim, action, cause of action or suit (whether in contract, tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse sibling and children, including any such relations that arise by adoption or marriage) of such individual and any trust whose principal beneficiary is such individual or one or more members of such individual’s immediate family, and any Person who is controlled by any such member or trust.  For the purposes of this Agreement, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Membership Interest Purchase Agreement and the schedules and exhibits hereto, including the Disclosure Schedules.

“Ancillary Agreements” means the Restrictive Covenant Agreement, the General Release, the Employment Agreements, the Transition Services Agreement, the License Agreement and all other instruments, certificates and other agreements to which the Seller may be a party in connection with the consummation of the transactions contemplated by this Agreement.

“Balance Sheet Date” means March 31, 2015.

“BIE” means billings in excess of costs and estimated earnings on uncompleted contracts and represents, as of the date of the balance sheet, the excess of billings to such date over the amount of contract costs and profits recognized to such date using the percentage-of-completion method.

“Books and Records” has the meaning set forth in Section 6.9.

“Business” means the business of providing commercial construction management services, including design-build program management, construction management-at-risk and general construction services.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“CCIP” has the meaning set forth in Section 4.15.

“CIE” means costs and estimated earnings in excess of billings on uncompleted contracts and represents, as of the date of the balance sheet, the excess of contract costs and profits recognized to such date using the percentage-of-completion method over billings to such date.

“Closing Certificate” has the meaning set forth in Section 2.2(b).

“Closing Date Balance Sheet” has the meaning set forth in Section 2.4(a).

“Closing Statement” has the meaning set forth in Section 2.4(a).

“Closing Working Capital Balance” is defined in Section 2.4(a).

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals to this Agreement.

“Company LLC Interests” has the meaning set forth in the recitals to this Agreement.

“Contractual Obligation” means, with respect to any Person, any contract, agreement, promise, license, undertaking, arrangement, or obligation, whether written or oral and whether express or implied, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Current Balance Sheet” means the Company’s unaudited balance sheet as of the Balance Sheet Date.

“Damages” has the meaning set forth in Section8.2(a).

“De Minimis Losses” has the meaning set forth in Section8.2(d)(i).

“Direct Claim” has the meaning set forth in Section 8.3(c).

“Dispute Notice” has the meaning set forth in Section 2.3(a).

“Employee Plans” has the meaning set forth in Section 4.11(a)(vii).

“Encumbrances” shall mean all liens, encumbrances, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Law” shall mean any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of any Governmental Authority, regulating, relating to, or imposing environmental standards of conduct concerning protection of the environmental or human health, or employee health and safety as from time to time has been or is now in effect in any jurisdiction in which the Company has conducted business.

“Equipment” has the meaning set forth in Section 4.11(a)(ii).

“ERISA” has the meaning set forth in Section 4.23.

“ERISA Affiliate” means any entity, including but not limited to any corporation, partnership, limited liability company, sole proprietorship, or other legal entity that, together with the Company, is or at any time was, treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“Estimated Closing Balance Sheet” has the meaning set forth in Section 2.2(b).

“Estimated Net Working Capital” has the meaning set forth in Section 2.2(b).

“Expected Net Working Capital” means negative Six Million Dollars (-$6,000,000).

“Fundamental Representations” has the meaning set forth in Section 8.1.

“GAAP” shall mean United States generally accepted accounting principles in effect as of the date of this Agreement applied on a consistent basis during the periods involved.

“Governing Documents” has the meaning set forth in Section 4.1.

“Governmental Authority” means any domestic or foreign government or any regulatory agency, authority, bureau, commission, department, official or similar body or instrumentality of any government, or any governmental court, arbitral tribunal or other body administering alternative dispute resolution.

“Government Official” means any officer or employee of any non-U.S. Governmental Authority, or of any government-owned or government-controlled corporation or any public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, instrumentality, corporation or public international organization.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority in a judicial or administrative proceeding.

“Hazardous Materials” shall mean any substance that is subject to regulation under any Environmental Law, or has been designated or listed by any Governmental Authority or in or pursuant to any applicable Environmental Law to be radioactive, toxic, a pollutant or contaminant, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, oil, petroleum and petroleum products (including fractions thereof), urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or defined as a solid or hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, or regulated under the Occupational Safety and Health Act, or pursuant to analogous state Laws or regulations.

“Indemnified Party” has the meaning set forth in Section 8.2(b).

“Indemnifying Party” has the meaning set forth in Section 8.3(a).

“Intellectual Property” means the entire right, title and interest in and to all proprietary rights of every kind and nature anywhere, including all rights and interests pertaining to or deriving from:  all trademarks, service marks, tradenames, product designations, logos, slogans, inventions, patents, trade secrets, copyrights, Trade Secrets, proprietary design or process, computer software and databases, Internet addresses or domain names (including any registrations or applications for registration or renewal of any of the foregoing), or any other similar type of proprietary intellectual property right; any and all registrations, applications, recordings, licenses, common-law rights and Contractual Obligations relating to any of the foregoing; and all Actions and rights to sue at law or in equity for any past, present or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto.

“Knowledge of Seller,” “Seller’s Knowledge,” or any similar phrase regarding the knowledge, belief or understanding of the Seller means the knowledge of its current President, Engineering & Construction Americas, after having made a reasonable investigation (which shall include, at a minimum, due inquiry of the Company’s President and his direct reports).

“Laws” has the meaning set forth in Section 4.4.

“Legal Requirement” means any federal, state, local or other administrative order, constitution, law, ordinance, regulation or statute.

“Liabilities” has the meaning set forth in Section 4.10.

“Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence individually or in the aggregate (i) that is materially adverse to the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company or the Business; or (ii) that, directly or indirectly, prevents or materially impairs or delays the ability to perform the obligations hereunder or under any Ancillary Agreement.

“Net Working Capital” has the meaning set forth in Section 2.2(a).

“Net Working Capital Methodology” means the accounting principles and adjustments set forth in Exhibit B hereto.

“Permits” has the meaning set forth in Section 4.11(a)(x).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization or Governmental Authority.

“Purchase Price” has the meaning set forth in Section 2.1(a).

“Reference Financial Statements” means, collectively, the (i) Current Balance Sheet; and (ii) the Unaudited Income Statements.

“Representative” means, with respect to any Person, any director, manager, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Retainage Payable” represents amounts that have been withheld from payments to vendors pursuant to provisions in the Contracts and may not be paid by the Company to the vendors until the completion of specific tasks or the completion of the project.

“Retainage Receivable” represents amounts withheld from billings by clients pursuant to provisions in the Contracts and may not be paid to the Company until the completion of specific tasks or the completion of the project.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in preamble to this Agreement.

“Tax” or “Taxes” means any and all United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, escheat and unclaimed property, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, including any obligation to indemnify or otherwise assume or succeed to the liability for Taxes of any other Person.

“Tax Return” means any return, declaration, designation, election, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third-Party Claim” means any Action made or brought by any Person who or which is not an Indemnified Party under this Agreement.

“Unaudited Income Statements” means, collectively, the unaudited statements of income of the Company as of and for the periods ended March 31, 2015 and December 31, 2014, 2013 and 2012.

“Working Capital Adjustment” has the meaning set forth in Section 2.4(a).

ARTICLE 2
PURCHASE AND SALE

2.1

Purchase and Sale.

(a)

Subject to the terms and conditions of this Agreement, at Closing, the Seller agrees to sell, assign, transfer, convey and deliver to the Buyer, free and clear of all Encumbrances, and the Buyer agrees to purchase and accept from the Seller, all of the Company LLC Interests, free and clear of all Encumbrances.  In consideration of the sale of the Company LLC Interests, the Buyer shall pay to the Seller Twenty Two Million Dollars ($22,000,000), plus or minus any Estimated Net Working Capital Surplus or Estimated Net Working Capital Shortfall, as applicable, (the “Purchase Price”).  The Purchase Price shall be subject to a post-Closing adjustment as described in Sections 2.4 and 8.2(c).

(b)

At Closing the Buyer shall deliver to Seller the Purchase Price, by wire transfer of immediately available funds to one or more accounts designated in writing by the Seller.

2.2

Estimated Working Capital; Closing Adjustment.

(a)

For purposes of this Agreement, “Net Working Capital” means the difference between (x) the sum of the Company’s (i) cash, (ii) cash equivalents, (iii) Accounts Receivable, including Retainage Receivable (less any reserve for doubtful accounts and excluding the Accounts Receivable identified on Schedule 2.2(a), if any), (iv) CIE and (v) other current assets, and (y) the sum of the Company’s (i) accounts payable, (ii) BIE, (iii) Retainage Payable, and (iv) other current liabilities, in each case as determined in accordance with the Net Working Capital Methodology.

(b)

The Seller will prepare, on an accrual basis and in accordance with GAAP, Seller’s good faith reasonable estimate of the consolidated balance sheet of the Company as of the close of business on the Closing Date (the “Estimated Closing Balance Sheet”). At least five business days prior to the Closing, Seller will deliver the Estimated Closing Balance Sheet to Buyer, along with a certificate (substantially in the form of Exhibit A) executed by the Executive Vice President and Chief Financial Officer of the Company (the “Closing Certificate”) which sets forth, based upon the Estimated Closing Balance Sheet, the Seller’s good faith reasonable estimate of the Net Working Capital as of the close of business on the Closing Balance Sheet Date (the “Estimated Net Working Capital”).  Following receipt of the Closing Certificate, the Seller shall permit Buyer and its Representatives at all reasonable times and upon reasonable notice to review the Seller’s, the Company’s and their accountants’ work papers relating to the Estimated Closing Balance Sheet and Closing Certificate, as well as their accounting books and records relating to the determination of the Estimated Closing Balance Sheet and Closing Certificate, and the Seller and the Company shall make reasonably available their Representatives responsible for the preparation of the Estimated Closing Balance Sheet and the Closing Certificate in order to respond to the inquiries of Buyer.

(c)

If Estimated Net Working Capital (together with any changes thereto, if any, agreed to by Buyer and Seller) is less than the Expected Net Working Capital, such shortfall shall be defined as the “Estimated Net Working Capital Shortfall.”  If Estimated Net Working Capital (together with any changes thereto, if any, agreed to by Buyer and Seller) is greater than the Expected Net Working Capital, such surplus shall be defined as the “Estimated Net Working Capital Surplus.”

(d)

If there is an Estimated Net Working Capital Shortfall, the Purchase Price shall be reduced by the amount of such Estimated Net Working Capital Shortfall.  If there is an Estimated Net Working Capital Surplus, the Purchase Price shall be increased by the amount of such Estimated Net Working Capital Surplus.

2.3

Net Working Capital, Disputes and Procedures

(a)

The Buyer will use its commercially reasonable efforts to prepare and deliver, or cause to be prepared and delivered, to the Seller, on or prior to the 60th day following the Closing Date (and in any event no later than the 90th day after the Closing Date), a balance sheet of the Company as of the close of business on the Closing Date (the “Closing Date Balance Sheet”) and a proposed statement of the Net Working Capital of the Company prepared therefrom (the “Closing Statement”), in each case, without giving effect to the transactions described in this Agreement to be consummated at the Closing.  The Closing Date Balance Sheet and the Closing Statement (i) will reflect, respectively, the financial position of the Company and calculation of the Net Working Capital of the Company, in each case as of the close of business on the Closing Date, (ii) will be prepared and determined as of the close of business on the Closing Date on an accrual basis and on a basis consistent with GAAP using the Net Working Capital Methodology.  The Net Working Capital of the Company as of the Closing Date determined in accordance with this Section 2.3(a) is referred to herein as the “Closing Working Capital Balance.”

(b)

If, within 30 days after the date of the Buyer’s delivery of the Closing Date Balance Sheet and the Closing Statement, the Seller determines in good faith that the Closing Date Balance Sheet or the Closing Statement have not been prepared or determined in accordance with the Net Working Capital Methodology or the Seller otherwise does not believe that the Closing Date Balance Sheet or the Closing Statement are accurate, the Seller will give written notice to the Buyer (a “Dispute Notice”) within such 30 day period (i) setting forth the Seller’s proposed changes to the Closing Date Balance Sheet or the Closing Statement, as applicable, as prepared by the Buyer and the determination by the Seller of the Closing Working Capital Balance and (ii) specifying in reasonable detail the Seller’s basis for disagreement with the Buyer’s preparation and determination of the Closing Date Balance Sheet or the Closing Statement, as applicable, and the Closing Working Capital Balance, including the adjustments to the Closing Date Balance Sheet, the Closing Statement or the Closing Working Capital Balance that the Seller believes should be made.  Those balances in which there are no objection items specifically identified on the Dispute Notice  received by Buyer on or before the last day of such 30 day period shall be deemed agreed, final and binding on the parties. The failure by the Seller to so express disagreement and provide such notice within such 30 day period will constitute the acceptance of the Buyer’s preparation of the Closing Date Balance Sheet and the Closing Statement and the computation of the Closing Working Capital Balance, each of which will be deemed agreed, final and binding on the parties.  If the Buyer and the Seller are unable to resolve any disagreement between them with respect to the adjustments set forth in the Dispute Notice within 10 days after the Buyer’s receipt of a Dispute Notice from the Seller, then the Buyer and the Seller shall jointly refer such dispute to Ernst & Young LLP (the “Accountants”) (or, if Ernst & Young LLP is unable to serve as the Accountants for any reason whatsoever, including for reasons of conflict of interest, the parties shall, within 5 days thereafter, jointly retain Pricewaterhouse Coopers LLP, in which case Pricewaterhouse Coopers LLP shall be deemed to be the Accountants for purposes of this Agreement or if Ernst & Young LLP and Pricewaterhouse Coopers LLP are both unable to serve as the Accountants for any reason whatsoever, including for reasons of conflict of interest, the parties shall, within five (5) days thereafter, jointly retain another accounting firm mutually acceptable to them to act as the Accountants for purposes of this Agreement) which, acting as an arbitrator, shall determine, on the basis set forth in and in accordance with this Section 2.4, and only with respect to those items in the Dispute Notice on which the Buyer and the Seller have not agreed, whether and to what extent, if any, the Closing Working Capital Balance requires adjustment pursuant to this Section 2.4.  In resolving any disputed item, the Accountants may not assign a value to any disputed item that is greater than the greatest value claimed by the Buyer or the Seller at the time the Accountants are retained or less than the smallest value claimed for the item by the Buyer or the Seller at such time.  The scope of the disputes to be resolved by the Accountants is limited to whether the preparation of the Closing Date Balance Sheet and the Closing Statement and the calculation of the Closing Working Capital Balance were done on an accrual basis and in a manner consistent with GAAP and otherwise in accordance with this Agreement, and the Accountants are not to make any other determination unless jointly requested in writing by the Seller and the Buyer.  The Buyer and the Seller will cooperate with the Accountants during its review and resolution of the dispute, including by promptly complying with all reasonable requests by the Accountants for information, books, records and other information.  The parties will instruct the Accountants to make a determination as to each of the items in dispute or affected by items in dispute (but only those items in dispute or affected by items in dispute) (A) in writing, (B) as promptly as practicable after the items in dispute have been referred to the Accountants (but in no event later than 30 days thereafter), and (C) in accordance with this Agreement. The Accountants’ determination will be conclusive and binding upon each of the parties hereto and shall not be subject to appeal or collateral attack for any reason.  The parties shall be entitled to have a judgment entered on such written report in any court of competent jurisdiction.  The fees, expenses and other charges or disbursements of, or reimbursements to, the Accountants will be paid 50% by the Seller and 50% by the Buyer; provided however, that if less than 25% of the disputed matters (based on the dollar value of the disputed matters) are determined in favor of the Seller or the Buyer, as the case may be, that party shall bear 100% of the fees and expenses of the Accountants.  No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement discussions or settlement offer made by any party.

(c)

During the period that the Seller’s advisors and personnel are conducting their review of the Buyer’s preparation of the Closing Date Balance Sheet and the Closing Statement and determination of the Closing Working Capital Balance, the Seller and their

Representatives will have reasonable access during normal business hours to the work papers prepared by or on behalf of the Buyer and its Representatives in connection with the Buyer’s preparation of the Closing Date Balance Sheet and the Closing Statement and determination of the Closing Working Capital Balance; provided, however, that the Seller will conduct such review in a manner that does not unreasonably interfere with the conduct of the business of the Buyer.

2.4

Adjustments to Purchase Price.

(a)

Upon the final agreement, deemed agreement or determination of the Closing Working Capital Balance, as applicable, the parties shall recalculate the Purchase Price using the methodology set forth in Sections 2.2(c) and 2.2(d), replacing “Estimated Net Working Capital” with the final Closing Working Capital Balance for purposes of the recalculation (the “Final Purchase Price”), and, thereafter, shall make the following adjustments (the “Working Capital Adjustment”):

(i)

If the Final Purchase Price is greater than Purchase Price, then the Purchase Price will be increased by, and the Buyer will pay to the Seller, an aggregate amount of such difference.

(ii)

If the Final Purchase Price is less than the Purchase Price, then the Purchase Price will be decreased by, and the Seller will pay to the Buyer, the amount of such difference.

(b)

Any payment in respect of an adjustment required to be made under Section 2.4 will be made by the Buyer or the Seller, as applicable, in cash by wire transfer of immediately available funds to the account(s) specified by such applicable party in writing, within five business days following the final determination with respect to the Closing Working Capital Balance in accordance with Section 2.3.

ARTICLE 3
CLOSING AND CLOSING DELIVERIES

3.1

Closing.

The closing of the purchase and sale of the Company LLC Interests (the “Closing”) shall take place at the offices of KBR, Inc., KBR Tower, 601 Jefferson, 34th Floor, Houston, Texas 77002 at 10:00 a.m., Central Time, on the third (3rd) business day after all of the conditions to Closing set forth in Article 7 have been satisfied or waived.  The date upon which the Closing occurs is herein called the “Closing Date.”  The Closing shall be effective as of the close of business on the Closing Date.  All deliveries by one party to any other party at the Closing shall be deemed to have occurred simultaneously and none shall be effective until and unless all have occurred.  By agreement of the parties, the Closing may take place by delivery of documents required to be delivered hereby by facsimile or other electronic transmission.

3.2

Closing Deliveries of the Seller.

At the Closing, the Seller shall deliver, or cause to be delivered, to the Buyer:

(i)

an assignment agreement, dated as of the Closing Date, duly executed by the Seller, evidencing the assignment and transfer to the Buyer of the Company LLC Interests, free and clear of all Encumbrances and such other instruments of conveyance as the Buyer may reasonably request;

(ii)

resignations or terminations of all the officers and directors of the Company (solely with respect to such offices and directorships, and, except as otherwise directed by Buyer, not with respect to employment);

(iii)

a Restrictive Covenant Agreement, on terms and conditions as mutually agreed upon by the Buyer and Seller (the “Restrictive Covenant Agreement”), duly executed by the Seller;

(iv)

each other Ancillary Agreement required to be executed and delivered by the Seller or its Affiliates;

(v)

a non-foreign person affidavit dated the Closing Date from the  Seller, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that Seller is not a “foreign person” as defined in Section 1445 of the Code;

(vi)

a certificate of the Secretary of the Company certifying as to the Company’s Governing Documents;

(vii)

original title documents for all Equipment owned by the Company (delivery of which shall be deemed satisfied if such original title documents are included within the books and records of the Company located within the Company’s facilities at the Effective Time);

(viii)

a general release, on terms and conditions as mutually agreed upon by the Buyer and Seller (the “General Release”), executed by the Seller;

(ix)

employment agreements, each on terms and conditions as mutually agreed upon by the Buyer and Seller (collectively, the Employment Agreements”), executed by each of the persons set forth on Schedule 3.2(ix);

(x)

certificates of good standing of the Company in Delaware and each other jurisdiction in which such entity is qualified to conduct business;

(xi)

executed payoff letters, releases, discharges or other similar instruments providing for the repayment in full of all indebtedness of the Company and the release of all Encumbrances granted with respect thereto, together with all instruments, documents and UCC financing statements relating thereto;

(xii)

evidence of the termination of all agreements between the Company, on the one hand, and the Seller or any of its Affiliates, on the other hand, and evidence of the payment or satisfaction of all Accounts Receivable owed by Seller to any Affiliate of Seller;

(xiii)

a transition services agreement, on terms and conditions as mutually agreed upon by the Buyer and Seller (the “Transition Services Agreement”), duly executed by the Seller;

(xiv)

a license agreement, on terms and conditions as mutually agreed upon by the Buyer and Seller, with respect to the use of the name “BE&K Building Group”  by the Company for an initial two-year period following the Closing, and with two one-year renewal terms, each exercisable at the option of the Buyer upon payment of $500,000 per renewal term (the “License Agreement”), duly executed by the Seller;

(xv)

evidence or copies of the consents, approvals, orders, qualifications, or waivers required by any third party or Governmental Authority, if any, to consummate the transactions contemplated by this Agreement;

(xvi)

such other documents, consents, instruments and agreements as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements or that are required by Law to transfer title to the Company LLC Interests contemplated hereby.

3.3

Closing Deliveries of the Buyer.

At the Closing, the Buyer shall deliver, or cause to the delivered, to the Seller:

(i)

the Purchase Price, by wire transfer of immediately available funds in accordance with Section 2.1;

(ii)

each other Ancillary Agreement required to be executed and delivered by the Buyer or its Affiliates; and

(iii)

such other documents, consents, instruments and agreements as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller represents and warrants to the Buyer as follows:

4.1

Organization, Standing and Authority.

The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, has full limited liability company power and authority to carry on the Business as it has been historically conducted and as it is currently being conducted, and to own and operate the properties currently owned and operated by it.  The Company is qualified to do business in the jurisdictions listed in Schedule 4.1, which are the only jurisdictions in which such qualification is required, and is in good standing in each such jurisdiction, except for such failure to qualify to do business as would not reasonably be expected to have a Material Adverse Effect.  True, correct and complete copies of the Certificate of Formation and Limited Liability Company Agreement of the Company, in each case as amended to date (collectively, the “Governing Documents”), have been provided to the Buyer.  The Company is not in default under or in violation of any provision of its Governing Documents.

4.2

Predecessors.

Schedule 4.2 sets forth a true, accurate, and complete list for the period from July 1, 2008 to the Closing Date of (a) any Person that has merged with or into, or converted into, the Company, (b) any Person a majority of whose capital stock (or similar outstanding ownership interests) has ever been acquired by the Company, (c) any Person all or substantially all of whose assets have ever been acquired by the Company and (d) any prior names of the Company or any Person described in clauses (a) through (c).

4.3

Names.

Set forth on Schedule 4.3 are all the names (i.e., “trading” or “doing business as” names) under which the Company is conducting the Business.

4.4

Agreement Authorized and its Effect on Other Obligations.

Seller has the legal capacity and requisite power and authority to enter into, and perform its obligations under, this Agreement and each Ancillary Agreement to which the Seller is a party, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Seller is a party have been duly and validly authorized by all necessary action, and no other action on the part of the Seller is necessary to authorize this Agreement or any Ancillary Agreement to which the Seller is a party or the consummation of the transactions contemplated hereby or thereby. This Agreement and each Ancillary Agreement to which the Seller is a party constitute valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).  For purposes of this Agreement, “Laws” shall mean any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

4.5

Capitalization.

The limited liability company interests of the Company consist of one class of common interests, all of which are issued and outstanding.  All of the Company LLC Interests have been duly authorized and validly issued and are held beneficially and of record by the Seller.  All of the Company LLC Interests were issued in compliance with applicable Laws, and none of the Company LLC Interests were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.  The Company LLC Interests are the only outstanding equity securities of the Company.  There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character (including conversion or preemptive rights and rights of first refusal and convertible debt instruments) relating to the equity securities of the Company or obligating Seller or the Company to issue or sell any limited liability company interests of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of the Company, its assets or the Business.  None of the outstanding Company LLC Interests are subject to any voting trusts, voting agreement or other agreement or understanding with respect to the issuance, holding, acquisition, voting or disposition thereof, nor is any proxy in existence with respect thereto.

4.6

Ownership of the Company LLC Interests.

The Seller holds good and valid title to the Company LLC Interests, free and clear of all Encumbrances.  The Seller possesses full authority and legal right to sell, transfer and assign all of the Company LLC Interests to the Buyer, free and clear of all Encumbrances.  Upon transfer to the Buyer by the Seller of the Company LLC Interests, the Buyer will own all of the Company LLC Interests free and clear of all Encumbrances.  There are no claims pending or, to the Knowledge of the Seller, threatened, against the Company or the Seller that concern or affect title to the Company LLC Interests, or that seek to compel the issuance of Company LLC Interests or other securities of the Company and, to the Knowledge of the Seller, there is no basis for any such claim.

4.7

Non-Contravention; Consents.

(a)

Except as set forth on Schedule 4.7, the execution and delivery by the Seller of this Agreement and each Ancillary Agreement to which the Seller is a party, and the performance by the Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not, directly or indirectly, (i)

conflict with, or result in a breach or violation of, or default under, the Governing Documents, (ii) violate or conflict with any Law applicable to the Seller, the Company or the Business, (iii) require any filing or Permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of the Company or any licenses to which the Company is a party), (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under, any Contractual Obligation of the Company or the Seller or any license, franchise, Permit or other similar authorization held by the Company or held by the Seller with respect to the Business, (v) result in the creation or imposition of any Encumbrance on, or the forfeiture of, any asset of the Company or (vi) have a Material Adverse Effect on the Company or the conduct of the Business as currently conducted.

(b)

Neither the execution, delivery and performance by the Seller of this Agreement or any Ancillary Agreement to which the Seller is a party, nor the consummation of the transactions contemplated hereby or thereby will, pursuant to a “change of control” provision, buy sell obligation, right of first offer or refusal, preferential purchase right or otherwise, (i) give rise to a default in or acceleration of any amount payable by, or give rise to any additional payment by or obligation of, the Company, or (ii) require the Company to redeem, repurchase, convert, exchange, offer for sale or sell any Company LLC Interests or other equity interest or any of its other assets or properties.

4.8

Subsidiaries.

Except as set forth on Schedule 4.8, there is no Person in which the Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of any equity interests, or any notes, obligations, instruments or other securities convertible into equity securities of, any other Person, and the Company does not have any obligation to acquire any such equity interests, notes, obligations, instruments or other securities.

4.9

Financial Statements.

(a)

The Seller has made available to the Buyer the Reference Financial Statements, true, correct and complete copies of which are attached hereto as Schedule 4.9.  The Reference Financial Statements (i) have been prepared in accordance with the books and records of the Company, (ii) fairly present the financial position of the Company at the date thereof and the results of the operations of the Company for the periods indicated, and (iii) except as set forth in the notes thereto, have been prepared in accordance with GAAP, applied on a consistent basis, subject to the notes set forth on Schedule 4.9.   The Reference Financial Statements contain adequate reserves for the realization of all Assets and for all reasonably anticipated Liabilities in accordance with GAAP. No financial statements of any other Person are required by GAAP to be included in the Reference Financial Statements.

(b)

The Company maintains books and records accurately reflecting in all material respects its assets and liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company in conformity with GAAP and to maintain accountability for the Company’s assets, (iii) access to the Company’s assets is permitted only in accordance with management’s authorization, (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.  The Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects actual bona fide transactions of the Company.  The books of account (including financial records), minute books, ownership records and other records of the Company, copies of which have been made available to the Buyer, are complete and correct in all material respects, and have been maintained in accordance with sound business practices, applicable law and, to the extent applicable, GAAP.

4.10

Undisclosed Liabilities.

The Company does not have any liabilities or obligations of any kind, character or description, whether absolute or contingent, known or unknown, asserted or unasserted, accrued or unaccrued, executory, determined, determinable or otherwise, in each case whether or not required under GAAP to be accrued on the financial statements of the Company (collectively, “Liabilities”), nor does the Seller have any knowledge of any potential Liabilities other than those (i) reflected or reserved against on the Current Balance Sheet, or (ii) incurred in the ordinary course of business since the Balance Sheet Date.

4.11

Additional Company Information.

(a)

Attached as Schedule 4.11 hereto are true, complete and correct lists of the following items, in each case as of the date hereof:

(i)

Real Estate.  All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company with a description of the nature and amount of any Encumbrances on the owned real property and structures thereon;

(ii)

Equipment.  All machinery, transportation equipment, tools, equipment, furnishings, and fixtures (collectively, “Equipment”) owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company that is material to the Business with a description of the nature and amount of any Encumbrances thereon;

(iii)

Receivables.  All Accounts Receivable and CIE of the Company, together with (A) aging schedules by invoice date and due date, (B) the amounts provided for as an allowance for bad debts, (C) the identity and location of any asset in which the Company holds a security interest to secure payment of the underlying indebtedness, and (D) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

(iv)

Payables.  All accounts, notes and contracts payables of the Company, together with an appropriate aging schedule as of the date hereof;

(v)

Insurance.  All insurance policies or bonds currently maintained by the Company with respect to the Company or the Business, as well as listing of any premiums, deductibles or retroactive adjustments due or pending on such policies or any predecessor policies and the name of the insurer of each such policy;

(vi)

Contracts.  All Contractual Obligations of the Company that are to be performed in whole or in part after the date hereof;

(vii)

Employee Compensation Plans.  All employee benefit plans (within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA) and all bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, employee stock ownership, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements, programs, policies or other arrangements, whether or not subject to ERISA (and all related insurance contracts or other funding agreements) sponsored, maintained or contributed to by the Company (or sponsored, maintained or contributed at any time prior to the Closing Date), or with respect to which the Company has had, has or may have any actual or contingent present or future liability or obligation, together with a list of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any Governmental Authority and all IRS determination letters and other correspondence from Governmental Authorities that have been received with respect to such plans, arrangements or agreements (collectively, “Employee Plans”);

(viii)

Salaries.  The names, and salary rates of all present employees of the Company, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

(ix)

Employee Agreements.  Any collective bargaining agreements of the Company with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment, consulting, change of control and severance agreements of the Company;

(x)

Licenses and Permits.  All permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, and other rights of every kind and character (collectively, the “Permits”) of the Company under which it conducts the Business;

(xi)

Guaranties.  All indebtedness, liabilities and commitments of others and as to which the Company is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefore and all letters of credit, whether stand-by or documentary, issued by any third party; and

(xii)

Environmental.  All environmental audits, assessments, investigations and reviews conducted by the Company within the last five years or otherwise in the Company’s possession on any property owned, leased or used by the Company.

4.12

Contractual Obligations.

Each Contractual Obligation of the Company that is to be performed in whole or in part after the date hereof is in full force and effect, and constitutes a valid and binding obligation of the Company and (as of the date on which such other parties entered into such Contractual Obligation) the other parties thereto, enforceable against the Company and (as of the date on which such other parties entered into such Contractual Obligation) the other parties thereto, in accordance with their respective terms.  Except as set forth on Schedule 4.12, the Company is not and, to the knowledge of the Seller, no other party to any such Contractual Obligation is in breach or violation of, or default under, or has repudiated any provision of, such Contractual Obligation, and no event has occurred which (with notice, lapse of time, or the happening of any other event) would constitute a breach or violation thereof, or default thereunder, other than defaults which individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect.  Neither the Company nor Seller has received notice from any other party to any Contractual Obligation of the Company that such party intends to terminate such Contractual Obligation or alter in any way the relationship of the parties under such Contractual Obligation.

4.13

Accounts Receivable; CIE.

(a)

All of the accounts and notes receivable, including all Retainage, of the Company (the “Accounts Receivable”), reflected on the Current Balance Sheet (net of any applicable reserves set forth on the Current Balance Sheet) and all Accounts Receivable which have arisen since the Balance Sheet Date (net of any additional applicable reserves established since such date in the ordinary course of business of the Company), are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such Accounts Receivable were sold and delivered in the ordinary course of business consistent with past practice.  Such Accounts Receivable are subject to no defenses, offsets or recovery in whole or in part by the Persons whose purchase gave rise to such Accounts Receivable or by third parties and are fully collectible in accordance with the Company’s past practices without resort to legal proceedings, except to the extent of the amount of the reserve for doubtful accounts reflected on the Current Balance Sheet or as set forth on Schedule 4.13.  The Current Balance Sheet does not contain any receivables, including any Accounts Receivable, from any of the Seller, any affiliate of the Seller or any employee of the Company.

(b)

All CIE represents valid obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practice and represented by a Contractual Obligation, a sales order, or a change order issued within the terms of the relationship pursuant to which such CIE arises, except as set forth on Schedule 4.13(b). There is no contest, claim, or right of set-off, under any Contractual Obligation with any obligor of CIE relating to the amount or validity of such CIE.  Such CIE is subject to no defenses, offsets or recovery in whole or in part by the Persons whose purchase gave rise to such CIE or by third parties and are fully collectible in accordance with the Company’s past practices without resort to legal proceedings, except to the extent of the amount of the reserve for doubtful accounts reflected on the Current Balance Sheet.  The Current Balance Sheet does not contain, any CIE from any of the Seller, any affiliate of the Seller or any employee of the Company.  All works in process with respect to CIE is of a quality ordinarily produced in accordance with requirements of the Contractual Obligations and orders under which such CIE arises, and are not reasonably expected to require any rework with respect to services performed prior to closing except in the ordinary course of business consistent with past practice.

4.14

Insurance Coverage.

There is no material claim by the Company pending under any insurance policy or bond as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except as set forth on Schedule 4.14. All premiums due and payable under all such policies and bonds have been paid and the Company has complied with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect. The Seller has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds, other than in accordance with their terms and as set forth on Schedule 4.14. Since the last renewal date of any insurance policy, there has not been any change in the Company’s relationship with its insurers that would reasonably be expected to have a Material Adverse Effect.

4.15

CCIP and Subguard Insurance.

Schedule 4.15 is a true, complete and correct list of the contractor controlled insurance programs (“CCIP”) and subguard insurance program maintained by the Company, and all projects participating therein. Each such CCIP or subguard policy is covered by a valid and existing insurance policy issued by such carrier, and with such coverage limits and deductible amounts, as set forth in Schedule 4.15.

4.16

Absence of Certain Changes and Events.

Except as disclosed on Schedule 4.16 hereto, since the Balance Sheet Date, the Company has conducted the Business in the ordinary course of business consistent with past practice and there has not been any event, occurrence, development or circumstance which has had or which could reasonably be expected to have, a Material Adverse Effect.  Since the Balance Sheet Date (i) there has not occurred any damage, destruction or casualty loss (whether or not covered by insurance) with respect to any material asset owned or operated by the Company, (ii) the Company has not sold, leased, licensed, transferred or otherwise disposed of any of its assets, except inventory in the ordinary course of business consistent with past practice, (iii) the Company has not made or committed to make any capital expenditure; (iv) Company has not (A) made any declaration, setting aside or payment of any dividend or other distribution with respect to, or any repurchase, redemption or other acquisition of, the Company LLC Interests or any other equity security of the Company or (B) entered into, or performed, any transaction with, or for the benefit of the Seller or any Affiliate of any Seller; (v) the Company has not materially changed any cash management practices or policies (including without limitation, the timing of collection of receivables and payment of payables and other current liabilities) or made any material changes in the maintenance of its books and records; (vi) no employee of the Company has been terminated or resigned from the Company, and (vii) the Company has not increased the compensation payable or paid, whether conditionally or otherwise, to any employee, consultant, independent contractor or agent of the Company other than in the ordinary course of business consistent with past practice.

4.17

Taxes.

(a)

The Company has timely filed, or caused to be filed, all federal, state and local Tax Returns (including any Tax Returns required to be filed by an affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member) required to be filed by or with respect to the Company or with respect to its assets or operations (or appropriate extensions requested) with the appropriate Governmental Authorities, for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such Tax Returns are materially true and correct.  Since July 1, 2008, the Company and its subsidiaries have only done business in those jurisdictions set forth on Schedule 4.17. The Company and each of its subsidiaries has timely paid all Taxes required to be paid by it; and the Tax provision reflected on the Current Balance Sheet is, in the Company’s reasonable opinion, adequate, in accordance with generally acceptable accounting principles, to cover liabilities of the Company at the date thereof for all Taxes, including, but not limited to, interest and penalties, and additions to Taxes of any character whatsoever applicable to the Company, its assets or the Business.  No claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. No waiver of any statute of limitations executed by the Company or any of its subsidiaries with respect to any income or other Tax is in effect for any period. The income Tax Returns of the Company have not been audited by the taxing authorities in any of the jurisdictions in which they have been filed.  There are no Tax liens on any assets of the Company except for Taxes not yet currently due.

(b)

No deficiencies for Taxes against the Company have been claimed, proposed or assessed by any Tax Authority that has not been finally resolved.  There are no currently ongoing, pending or, to the Sellers' Knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of the Company or any of its subsidiaries, except as set forth on Schedule 4.17.  The Company has delivered or made available to Buyer complete and accurate copies of state income and material local Tax Returns of the Company for all Tax years ending on or after December 31, 2010 including pro forma federal returns of the Company and its Subsidiaries from the Seller’s Tax Returns, and a list of states where the Company is included in the consolidated state tax returns of the ultimate parent of the Company.

(c)

The Company is not a party to or bound by or has any obligation under any Tax-sharing agreements or similar arrangements (including indemnity arrangements) or any Contractual Obligation to indemnify any Person with respect to Taxes.

(d)

The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return other than as set forth on Schedule 4.17. The Company has no material liability for the Taxes of any Person  (i) under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

(e)

The Company has not been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f)

The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Sections 355 or 361 of the Code within the last five (5) years, and the Company has not been distributed in a transaction satisfying the requirements of Sections 355 or 361 of the Code within the last five (5) years.

(g)

The Company (i) has not agreed to or is required to make any adjustment pursuant to Section 481 of the Code or any similar provision of state, local or foreign law, and (ii) has no liability under any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date.

(h)

The Company has not engaged in any transaction or taken a position that requires any disclosure on any Tax Return that constitutes a reportable transaction within the meaning of Treasury Regulations Section 1.6011-4.

(i)

No taxing authority is asserting or, to the Seller's Knowledge, threatening to assert a claim against the Company under or as a result of Section 482 of the Code or any similar provision of any foreign, state or local Tax law.

(j)

The Company has withheld each Tax required to have been withheld under applicable Law and, to the extent required, has paid such Tax to the appropriate Governmental Authority.

(k)

Since the Company’s conversion to a limited liability company, each of the Company and its Subsidiaries has been treated as a disregarded entity, as defined in Treasury Regulation Section 301.7701-3(b) for federal, and if applicable, state, income tax purposes. None of the Company or any Subsidiary has elected to be treated as an association taxable as a corporation.

4.18

Intellectual Property.

(a)

Schedule 4.18 lists (i) all patents, registrations and pending applications for Intellectual Property owned by the Company, (ii) all Intellectual Property that is licensed to the Company and the applicable Contractual Obligation for same (other than “off-the-shelf” software that has a license purchase price of $5,000 or less and is not material to the Business as currently conducted or as currently contemplated to be conducted in the future); and (iii) all material unregistered Intellectual Property owned by the Company. The Company does not own or use any trade secrets.  The Intellectual Property owned or licensed to the Company constitutes all Intellectual Property that is necessary for the conduct of the Business as currently conducted and as currently reasonably contemplated to be conducted in the twenty-four month period following the Closing.

(b)

The Company exclusively owns all rights, title and interest in, or possesses all necessary licenses or otherwise has valid and enforceable rights to use all Intellectual Property used or held for use in connection with the Business as currently being conducted free and clear of any Encumbrance, and there are no assertions or claims challenging the Company’s ownership or rights to use, or the validity or enforceability of any of the foregoing, nor is there any basis for any such assertion or claim.  The Company has not, whether through its employees or any independent contractor, developed or caused to be developed any Intellectual Property.  The Company has not granted any licenses with respect to any Intellectual Property to any third party.

(c)

Neither the use of any Company Intellectual Property nor the conduct of the Business as currently conducted infringes or otherwise violates any Intellectual Property rights of others.  There is no infringement of any Intellectual Property right owned by or licensed by or to the Company.  There have been no past claims or proceedings and there currently are no claims or proceedings involving the Company relating to Intellectual Property.

(d)

The consummation of the transactions contemplated herein will not result in any reduction, loss, impediment or other adverse effect with respect to the Company’s ownership and rights with respect to any Intellectual Property.

(e)

Except as set forth on Schedule 4.18, all the computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems owned or used by the Company (collectively, the “Company Systems”):  (i) are in satisfactory working order and are scalable to meet current and reasonably anticipated capacity, including the ability to process current and anticipated peak volumes in a timely manner; (ii) have appropriate security, back ups, disaster recovery arrangements, source code escrow arrangements and hardware and software support and maintenance to minimize the risk of material error, breakdown, failure or security breach occurring and to ensure if such event does occur it does not cause a material disruption to any portion of the Business; (iii) are configured and maintained to minimize the effects of viruses and, to the knowledge of the Company, do not contain viruses, Trojan horses, back doors or other malicious code; and (iv) have not suffered any failures, breakdowns, continued substandard performance or other adverse events that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of the Company Systems and/or the conduct of the Business.

4.19

Assets; Properties, Sufficiency of Assets.

(a)

The Company owns no real property.  The Company has good, indefeasible and marketable title to, or, in the case of property held under a lease or other Contractual Obligation, a sole and exclusive, enforceable leasehold interest in, or right to use, all its properties, interests in properties and assets, real and personal, including without limitation all assets that are reflected on the Current Balance Sheet or that have been acquired after the Balance Sheet Date, in each case free and clear of any Encumbrance of any nature whatsoever, except Encumbrances reflected on the Current Balance Sheet.  All leases pursuant to which the Company leases (whether as lessee or lessor) any personal property are in good standing, valid, and effective, and there is not, under any such leases, any existing default or event of default, or event that with notice or lapse of time, or both, would constitute a default by the Company and in respect to which the Company has not taken commercially reasonable steps to prevent a default from occurring.  The Company has not violated any applicable Law relating to any such assets, nor has any notice of such violation been received by the Company except such as have been fully complied with.

(b)

The owned and leased properties and assets described in this Section 4.19 and scheduled on Schedule 4.11 are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted; except as set forth on Schedule 4.19, constitute all of the material property, rights and assets used or held for use by the Company in the conduct of the Business consistent with past practice; are adequate and suitable for their present and intended uses; are in the possession and control of the Company. Except as set forth on Schedule 4.19, the assets and properties of the Company as of the date of this Agreement constitute, and as of the Closing Date will constitute, all of the assets and properties necessary to conduct the Business consistent with past practice and as currently conducted in all material respects.

4.20

Licenses and Permits.

Except as set forth on Schedule 4.20, the Company possesses all Permits (other than where the failure to possess a permit would not have, or reasonably be expected to have, a Material Adverse Effect) required by Law for the Company to conduct the Business of the Company as has historically been conducted and as currently conducted and to construct, own, operate, maintain and use its assets in the manner in which they have been historically and as currently are constructed, operated, maintained and used.  Each of the Permits and the Company’s rights with respect thereto is valid, subsisting and in full force and effect, and enforceable by the Company subject to administrative powers of regulatory agencies having jurisdiction.  Except as set forth on Schedule 4.20, the Company is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by the Company.  None of the Permits have been, or to the knowledge of the Seller, is threatened to be, revoked, canceled, suspended or modified.

4.21

Environmental Compliance.

There are no environmental conditions or circumstances, including underground storage tanks, on any property or facility presently or previously owned or operated by the Company including, without limitation, the presence or release of any Hazardous Materials, on any property presently or previously owned, leased or operated by the Company, or on any property to which any Hazardous Materials or waste generated by the Company’s operations or its use of its assets was disposed of, which would constitute a violation of Environmental Law and would have a Material Adverse Effect on the business or business prospects of the Company.  Each Company holds all permits, required pursuant to any Environmental Law, necessary for the conduct of any Hazardous Materials activities and other similar businesses operated by the Company, or operated on any property presently owned, leased, or operated by the Company (“Environmental Permits”).  All fees required to be paid in connection with Environmental Permits have been paid and the Environmental Permits are valid and in full force and effect and no Governmental Authority intends to modify, cancel, terminate, or not renew any Environmental Permit.

4.22

Compliance with Laws.

Except as disclosed on Schedule 4.22, (a) the Company is, and at all times since July 1, 2008 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or the conduct or operation of the Business or the ownership or use of any of its assets, (b) no event has occurred or circumstance exists that (i) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (ii) is reasonably likely to give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, and (c) the Company has not received, at any time since July 1, 2008, any notice or other communication from any Governmental Authority regarding (i) any actual or alleged violation of, or failure to comply with, any Legal Requirement, or (ii) any actual or alleged obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

4.23

ERISA Plans and Non-ERISA Plans or Labor Issues.

Except as set forth on Schedule 4.11, there are no Employee Plans or any employee benefit plan that is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in which any of the Company’s employees are or were participants (whether on an active or frozen basis) and which are contributed to, sponsored by or maintained by the Company.  Each Employee Plan set forth on Schedule 4.11 currently complies in all material respects, and has complied in all material respects in the past, in form and operation, with the applicable provisions of ERISA, the IRS and other applicable Laws, including, without limitation, all qualification and reporting and disclosure requirements of the Code and ERISA.  Each Employee Plan that is an employee pension benefit plan (as described in Section 3(2) of ERISA) (i) meets, and has met, in all respects, the requirements of a “qualified plan” under Section 401(a) of the Code whose income is exempt from taxation under Section 501(a) of the Code, (ii) has received a currently effective favorable determination letter from the IRS and (iii) nothing has occurred since the date of such determination letter that could adversely affect such qualification.  No event has occurred and no condition exists that would subject the Company, to any Liability imposed by ERISA.  All contributions required to be made to each Employee Plan under the terms of such Employee Plan, ERISA or other applicable Law have been timely made and there are no delinquent contributions as of the Closing Date. None of the Employee Plans (i) is a “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) is a defined benefit pension plan subject to Title IV of ERISA, (iii) is subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, (iv) is a multiple employer plan (within the meaning of Section 413(c) of the Code), (v) is a “voluntary employees’ beneficiary association” within the meaning of Code Section 501(c)(9), (vi) is a “multiple employer welfare arrangement” (within the meaning of Section 3(40)(A) of ERISA), or (vii) provides for medical or other insurance benefits to current or future retired employees or former employees of the Company (other than as required for group health plan continuation coverage under Code Section 4980B or applicable state Law), or (vii) exists that, solely as a result of the consummation of the transactions contemplated by this Agreement, could result in payments under any Employee Plan which would not be deductible under Section 280G of the Code.  During the six years preceding the Closing Date, (i) no under-funded pension plan subject to Section 412 of the Code has been transferred out of the Company, (ii) the Company has not participated in or contributed to, or had an obligation to contribute to, any multiemployer plan and has no withdrawal liability with respect to any multiemployer plan, and (iii) the Company has not maintained any pension plan subject to Title IV of ERISA.  There are no material claims, lawsuits or regulatory actions that have been asserted, instituted or threatened against any Employee Plan by any fiduciary or participant of such plan, except routine claims for benefits thereunder, or by any Governmental Authority.  Each Employee Plan that is an “employee welfare benefit plan,” as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

4.24

Employees.

(a)

Except as set forth on Schedule 4.24, no present or past employee of the Company is bound to the Company by any non-competition, non-solicitation agreement or any other restrictive covenant.  Except as set forth on Schedule 4.24, the Company is not a party to any Contractual Obligation with any current employee or former employee, officer, director, consultant or individual independent contractor.

(b)

The Company is not a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization.  As of the date of this Agreement, to the Seller’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened.

(c)

Since June 1, 2012, the Company has not received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, the Company or the work conditions or the terms and conditions of employment and wages and hours of the Business.  There are no unfair labor practice charges or other employee-related complaints against the Company pending or, to the knowledge of the Seller, threatened, before any Governmental Authority by or concerning the employees working in the Business.

(d)

To the Sellers’ Knowledge, all employees of the Company are authorized to work in the United States.  A Form I-9 has been properly completed and retained with respect to each employee or former employee as required by applicable Law.

(e)

The Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, overtime pay, commissions, bonuses, vacation pay, sick pay, severance and termination pay, benefits or other Compensation for any services or otherwise arising under any policy, practice, Contractual Obligation, plan, program or Legal Requirement.

4.25

Investigations; Litigation.

No investigation or review by any Governmental Authority with respect to the Company or any of the transactions contemplated by this Agreement and any Ancillary Agreement is pending or, to the knowledge of the Seller, threatened, and no Governmental Authority has indicated to the Company or the Seller that it intends to conduct the same. Except as set forth on Schedule 4.25, there is no Action pending or, to the knowledge of the Seller, threatened by or against the Company, or affecting the Company or any of its properties or assets, at law or in equity, or before any Governmental Authority, that either individually or in the aggregate, does or is likely to result in a Material Adverse Effect on the Company.  There is no Action pending or, to the knowledge of the Seller, threatened against or by the Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  Except as set forth on Schedule 4.25, to the Knowledge of Seller, no event has occurred or circumstances exist that are reasonably expected to give rise to, or serve as a basis for, any Action described in this paragraph.

4.26

Leased Real Property.

Schedule 4.26 describes each leasehold interest in real property leased, subleased by, licensed or with respect to which a right to use or occupy has been granted to or by the Company including the addresses thereof (such leased real property is referred to as the “Real Property”), and specifies the lessor(s) of such Real Property, and identifies each lease or any other Contractual Obligation under which such Real Property is leased by the Company (the “Real Property Leases”).  Except as described on Schedule 4.26 there are no written or oral subleases, licenses, concessions, occupancy agreements or other Contractual Obligations granting to any other Person the right of use or occupancy of the Real Property, and there is no Person (other than the Company and/or any lessee(s) of the Real Property specifically identified on Schedule 4.26) in possession of the Real Property.

4.27

Anti-Corruption.

No gifts, bribes, kickbacks or other payments, whether in money, property or services, have been made in violation of applicable Laws by the Company or any Representative of the Company in connection with the conduct of the Business, and neither the Company nor any Representative of the Company has received any such payments from vendors, suppliers or other persons.

4.28

Customers and Suppliers.

Since January 1, 2014, none of the top 10 customers of the Company (based on revenue of the Company for the year ended December 31, 2014) has ceased or materially reduced, or has indicated in writing that it will or intends to cease or materially reduce, purchases of services, materials or products from the Company.  Since January 1, 2014, no material supplier or service provider of the Company has stopped or materially decreased, or indicated in writing that it will stop or materially decrease, the supply of materials, products or services to the Company.

4.29

Transactions with Affiliates.

Except as set forth on Schedule 4.29, to the Knowledge of Seller, no current officer, employee, consultant, director, or Affiliate of Seller or the Company (a) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible, including any Intellectual Property, used in the conduct of the Business; (b) has an interest in or is, directly or indirectly, a party to any Contractual Obligation to which the Company is a party; or (c) has any cause of action or claim whatsoever against, or owes any amount to the Company or the Subsidiary.

4.30

Finder’s Fee.

There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or the Seller who might be entitled to any fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

4.31

Backlog.

Schedule 4.31 sets forth the Backlog of the Company as of March 31, 2015, including the Company’s best reasonable estimate as of such date of the total revenues and gross profit remaining to be earned in respect thereof.  Except as set forth thereon, Schedule 4.31 has been prepared by senior management of the Company on a basis consistent in all material respects with its past practice of preparing and tracking the backlog of the Company.  As used herein, “Backlog” means the amount of revenue that the Company, based on its past practices for calculating such amounts, expects to recognize from:  (a) remaining work to be performed on uncompleted Contractual Obligations in progress and (b) executed Contractual Obligations on which work has not yet begun.

4.32

Bids.

Schedule 4.32 sets forth a complete and accurate list of each outstanding bid or proposal for business submitted by the Company.

4.33

Surety Bonds.

(a)

Company has posted all deposits, letters of credit, trust funds, bid bonds, performance bonds, reclamation bonds, surety bonds and all such similar undertakings (collectively, “Surety Bonds”) required to be posted in connection with its operations.  Schedule 4.33 contains a true and complete list of all Surety Bonds posted by or on behalf of the Company in connection with its operations including the name of each surety and the cost of completion for the project or job secured by such Surety Bond.

(b)

Except as disclosed on Schedule 4.33, the Company is in compliance with all Surety Bonds applicable to it, and the operation of its Business and the state of reclamation with respect to the Surety Bonds are “current” or in “deferred status” regarding reclamation obligations and otherwise are in compliance with all applicable reclamation and other applicable Legal Requirements.  Except as set forth on Schedule 4.33, the Company is not and will not be required to obtain a substitute Surety Bond with respect to any of its Surety Bonds and the Surety Bonds will remain in effect in accordance with their current terms immediately following the Closing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller as follows:

5.1

Organization and Good Standing.

The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it.

5.2

Agreement Authorized and its Effect on Other Obligations.

The Buyer has the legal capacity and requisite power and authority to enter into, and perform its obligations under, this Agreement and each Ancillary Agreement to which it is a party, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party has been duly and validly authorized by all necessary corporate action, and no other action on the part of the Buyer is necessary to authorize this Agreement or any Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.  This Agreement and each Ancillary Agreement constitute valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

5.3

Non-Contravention; Consents.

The execution and delivery by the Buyer of this Agreement and each Ancillary Agreement to which it is a party, and the performance by the Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not, directly or indirectly, (a) conflict with, or result in a breach or violation of, or default under, the Buyer’s limited liability company agreement, (b) violate or conflict with any Law applicable to Buyer, (c) require any filing or Permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of the Buyer or any licenses to which the Buyer is a party), or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Buyer or to a loss of any benefit to which the Buyer is entitled under, any contract, agreement or other instrument binding upon the Buyer or any license, franchise, Permit or other similar authorization held by the Buyer.

5.4

Finder’s Fee.

Other than Morgen Joseph TriArtisan LLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

ARTICLE 6
CERTAIN COVENANTS

6.1

Trademarks.

The Buyer shall, as soon as possible but no later than 60 days following the Closing Date, (a) remove all “KBR” or derivative trademarks, trade names and other KBR marks associated with the Company or its Affiliates on all machinery, equipment, buildings, real estate or other property owned by the Company, (b) make such filings with the Secretary of State of the State of Delaware and of each such state where the Company is qualified to do business as necessary to remove “KBR” from the corporate name of the Company, and (c) refrain from using any of the Company’s trademarks or trade names for any purpose.

6.2

Employee Compensation.

On or before the Closing, the Seller shall pay to each employee of the Company an amount in cash equal to the value of such employee’s “hour bank account” as of the Closing Date, as determined under and subject to the terms of the Kellogg Brown & Root Hour Accumulation and Use Plan.

6.3

401(k) Plan.

Seller is a participating employer, along with the Company, in the Kellogg Brown & Root, Inc. Retirement and Savings Plan (the “Plan”) for the benefit of its eligible employees and those of its affiliates that meet the eligibility requirements.  Buyer intends to establish a 401(k) plan for the benefit of the Company’s employees.  If Buyer elects, Seller shall spin-off the Company’s participation in the Plan on the Closing Date and transfer to such newly established 401(k) plan the account balances of all active employees of the Company who have an account balance under the Plan on the transfer date.  Such transfer must comply with all applicable Laws, including, but not limited to, the Laws under the Internal Revenue Code and ERISA that govern qualified 401(k) retirement plans.

6.4

Collection of Payments.

The Seller authorizes and empowers the Company, the Buyer and their Affiliates and Representatives from and after the Closing Date (a) to receive and open mail addressed to the Seller and (b) to deal with the contents thereof in any manner any such Person sees fit, provided such mail and the contents thereof relate to the Company or otherwise to the Business for periods following the Closing (and, solely with respect to matters for which Buyer could have liability in accordance with the provisions of this Agreement, for periods prior to the Closing so long as copies thereof are promptly provided to Seller).  Following the Closing, the Seller will (x) promptly, and in no event later than 5 business days following receipt thereof, forward to the Buyer any payments received by the Seller with respect to the Business, and any checks, drafts or other instruments payable to the Seller will, when so delivered, bear all endorsements required to effectuate the transfer of the same to the Buyer, and (y) promptly forward to the Buyer any mail or other communications received by the Seller relating to the Business.  The Buyer agrees to deliver, or cause the Company to deliver, to the Seller mail which the Company receives which is not related to the Company or the Business, whether addressed to Seller or reasonably appearing to relate to the Seller or to its business.

6.5

Conduct of Business Pending Closing.

(a)

From the date of this Agreement until the Closing, the Company shall:

(i)

carry on its Business in the ordinary course of business consistent with past practice and not introduce any new method of management, operation, or accounting which is material to the Company;

(ii)

maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

(iii)

keep in full force comparable and effect, without interruption, all of its present insurance policies or other insurance coverage;

(iv)

report periodically to the Buyer concerning the status of the Business of the Company;

(v)

use reasonable best efforts to (x) maintain and preserve its business organization, business and franchise intact; (y) retain its present employees; and (z) maintain its relationship with its suppliers, subcontractors, customers and others having business relationships with it; and

(vi)

comply with all applicable Laws.

(b)

From the date of this Agreement until the Closing, without the written consent of the Buyer or as contemplated under this Agreement, including as set forth on Schedule 6.5(b), the Company will not and will cause its Subsidiaries not to, and the Seller will cause the Company and its Subsidiaries not to:

(i)

make any changes in the Company’s or any Subsidiary’s Governing Documents;

(ii)

issue any of Company LLC Interests or other equity securities or issue or otherwise create any securities convertible into Company LLC Interests or other equity securities;

(iii)

split, combine or reclassify any of its equity securities;

(iv)

make any dividend or other distribution (whether or not in cash);

(v)

make any investments in the securities or indebtedness of any Person;

(vi)

enter into any contract or commitment, or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions, involving an aggregate amount of more than $25,000 other than in the ordinary course of its business and consistent with its past practice; provided however, that the Company may not enter into any customer or project-related contract if such customer is not an existing customer (unless such customer is an Affiliate of an existing customer and such contract is on substantially similar terms as those entered into by the Company in the ordinary course of its business) of the Company as of the date hereof;

(vii)

increase or commit or promise to increase the compensation payable or to become payable to any officer, director, unitholder, member, manager, employee or agent, consultant or independent contractor of the Company or make any discretionary bonus or management fee payment to any such Person;

(viii)

create or assume any Encumbrances upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Encumbrances with an aggregate cost not in excess of $25,000 and necessary or desirable for the conduct of the business of the Company and its Subsidiaries in the ordinary course of its business and consistent with its past practice;

(ix)

adopt, establish, amend or terminate any Employee Plan or any other compensation plan or employee policies and procedures, or take any discretionary action, or omit to take any contractually required action under or with respect to any Employee Plan;

(x)

sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property, plant or equipment otherwise than in the ordinary course of its business and consistent with its past practice;

(xi)

negotiate for the acquisition of any business or the start-up of any new business;

(xii)

merge, consolidate or effect an exchange for securities with, or agree to merge, consolidate or effect an exchange for securities with, any other Person;

(xiii)

waive any of its material rights or claims; provided, however, that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

(xiv)

commit a material breach of or amend materially, terminate or fail to timely renew any Contract or any of its Permits;

(xv)

threaten, commence, pay, discharge, settle or satisfy any Action, except that the Company may pay, discharge, settle or satisfy any bona fide Action if the amount paid by the Company is less than $25,000 and results in a full and final resolution of the underlying Action;

(xvi)

enter into any collective bargaining agreement or union contract with any labor organization or union;

(xvii)

accelerate or defer any material obligation or payment by the Company or any of its Subsidiaries, or not pay any accounts payable or other obligation of the Company or any of its Subsidiaries when due, unless contested in good faith with full and complete appropriate reserves provided in the relevant books and records of the Company and its Subsidiaries;

(xviii)

decrease or defer in any material respect, any required maintenance, repair or replacement of any property, plant or equipment or the level of costs expended in connection therewith;

(xix)

fail to maintain insurance at levels at least comparable to current levels or otherwise in a manner inconsistent with past practice;

(xx)

enter into any other transaction (A) outside the ordinary course of its business or inconsistent with its past practice or (B) prohibited hereby; or

(xxi)

authorize or enter into a Contractual Obligation to do any of the foregoing.

(c)

From the date of this Agreement until the Closing, without the written consent of the Buyer or as contemplated under this Agreement, the Seller will not:

(i)

sell, lease, pledge, or otherwise transfer, dispose of or otherwise encumber or subject (or allow to become subject) to any Encumbrance any of the Company LLC Interests;

(ii)

except as required to comply with applicable Tax Laws, make, revoke, amend or change any election in respect of Taxes, file any amendment to a Tax Return, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

(iii)

authorize or enter into a Contractual Obligation to do any of the foregoing.

6.6

Access and Cooperation.

(a)

From the date of this Agreement until the Closing, Seller shall, and shall cause the Company to:  (i) afford to the Representatives of the Buyer reasonable access to the President of the Company, the employees who report directly to the President, and such other employees as Seller approves, sites, properties, books and records of the Company, (ii) provide the Buyer with such additional financial and operating data and other information relating to the Business and properties of the Company as the Buyer may from time to time reasonably request and (iii) shall use its commercially reasonable efforts to cause the Representatives of Seller and the Company to cooperate with Buyer in its investigation of the Company.

(b)

Buyer and Seller shall negotiate in good faith the terms and conditions of the Restrictive Covenant Agreement, General Release, Transition Services Agreement, License Agreement, and each other Ancillary Agreement required to be executed and delivered at Closing, and shall use their commercially reasonable efforts to satisfy the conditions to Closing set forth in Article 7 for a Closing Date on or prior to June 30, 2015.

(c)

From and after the date of this Agreement, Buyer and Seller shall use all reasonable commercial efforts to obtain the approval of the State of Tennessee Board for Licensing Contractors (the “Tennessee Board”) to (i) terminate the Guaranty Agreement delivered by KBR, Inc. to the Tennessee Board with respect to the Company in May 2012 (the “Tennessee Guaranty Agreement”), and (ii) replace such Guaranty Agreement with an indemnity of the Buyer, or an appropriate Affiliate of the Buyer, as required under the Rules of the Tennessee Board and the Tennessee Code Annotated, in the case of (i) and (ii), to be effective no earlier than the Closing.

6.7

Supplement to Disclosure Schedules.

From time to time prior to the Closing, Seller shall promptly supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules (each a “Schedule Supplement”).  Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or for determining whether or not the conditions set forth in Section 7.2 have been satisfied; provided, however, that if Buyer elects to waive any such conditions and to proceed with Closing within three business days of its receipt of such Schedule Supplement, then Buyer shall be deemed to have irrevocably waived its right to indemnification under Section 8.2 with respect to such matter.

6.8

Confidentiality.

Subject to Section 10.3 and the remainder of this Section 6.8, neither the Buyer nor the Seller will, without the prior written consent of the other, directly or indirectly, disclose to any other Person any proprietary, confidential or non-public information of another party previously delivered or made available to such other party in connection with the transactions contemplated hereby (including the existence of this Agreement and the Ancillary Agreements), other than to the extent required by applicable Law and upon the advice of counsel, so long as, to the extent permitted under applicable law, reasonable prior notice is given by the disclosing party to the other party of such disclosure and a reasonable opportunity is afforded to such other party to contest the same.  Each of the Seller and the Buyer will direct its stockholders, members, officers, employees and Representatives to keep all such information in strict confidence, and that it will be responsible for any breach or violation of the provisions of this Section 6.8 by any of its stockholders, members, officers, employees and Representatives.  For the elimination of doubt, the covenants of the Seller pursuant to this Section 6.8 shall prohibit the disclosure by the Seller of any proprietary, confidential or non-public information involving or concerning the Company or the Business, including without limitation (a) customer and supplier information, including lists of names and addresses of customers and suppliers of the Company and its Affiliates relating to the Business; (b) business plans and strategies, compensation plans, compensation information, sales plans and strategies, pricing and other terms applicable to transactions between existing and prospective customers, suppliers or business associates; (c) market research and databases, sources of leads and methods of obtaining new business, and methods of purchasing, marketing, selling, performing and pricing products and services employed by the Company; (d) information concerning the configuration and architecture, technical data, networks, methods, practices, standards and capacities of the Company’s information systems, software and technology; (e) information identified as confidential and/or proprietary in internal documents of the Company and (f) all information that would be a trade Secret under any applicable Law.  The information subject to the foregoing provisions of this

Section 6.8 will not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof).  The Seller agrees that it will be responsible for any breach or violation of the provisions of this Section 6.8 by any of his or her Representatives and Affiliates.

6.9

Books and Records.

Without limiting the generality of Section 6.6(a), from and after the Closing, upon reasonable notice and without undue interruption to the Company, the Buyer shall and shall cause the Company to (a) give Seller and their authorized Representatives reasonable access to all the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers (in each case, including electronic versions thereof) relating to the Company (the “Books and Records”), in each case existing as of the Closing, and (b) permit the Seller to make such copies and inspections thereof as the Seller may reasonably request, in each case (i) to comply with reporting, disclosure, filing or other requirements imposed on the Seller by a Governmental Authority having jurisdiction over the Seller or (ii) for use in any proceeding or in order to satisfy audit, accounting, regulatory, subpoena or other similar requirements; provided, that the Seller shall first notify the Buyer of the business purpose for requesting such access (to the extent permitted to do so under applicable Law); provided further, that (A) nothing herein shall obligate the Buyer to take any actions that (1) would or, in the determination of Buyer in its sole discretion, could, be commercially detrimental, (2) violate any Law or Contract or (3) waive any attorney-client privilege and (B) this Section 6.9 shall not apply with respect to disputes or proceedings between or among the parties.

6.10

Litigation Support.

If and for so long as the Buyer or the Company is actively contesting or defending against any Action involving the Company or the Business relating to periods prior to Closing, the Seller will cooperate in the contest or defense and provide such testimony as may be reasonably necessary in connection with the contest or defense at the cost and expense of the Buyer (unless and to the extent the Buyer is entitled to indemnification therefor hereunder, in which event such costs and expenses shall be borne by the Seller).

6.11

Covenants With Respect To Taxes.

(a)

The Buyer shall be responsible for preparing and filing, or causing the Company to prepare and file, all Tax Returns of the Company required to be filed for periods ending after the Closing Date.  The Seller shall be responsible for filing all Tax Returns of the Company for taxable periods ending on or before the Closing Date.  The Seller shall provide Buyer with a copy of all stand-alone Tax Returns of the Company filed by the Seller after the Closing Date promptly following the filing of such Tax Return.  The Seller shall timely pay all Taxes required to be paid with respect to such pre-Closing Tax Returns and with respect to any period commencing before the Closing Date and ending after the Closing Date, pay to the Buyer, within five days of demand, Taxes with respect to the portion of such Tax Period ending on the Closing Date.   For purposes of this Agreement, in the case of any period that begins before the Closing Date and ends after the Closing Date, any Tax based directly or indirectly on gross or net income or receipts or imposed in respect of specific transactions shall be allocated assuming that the Taxable period ended on the Closing Date, and any other Tax shall be allocated based on the number of days in the Taxable period ending on the Closing Date divided by the total number of days in the Taxable period.

(b)

Buyer, the Company, and Seller shall cooperate (and cause their respective Affiliates to cooperate) fully, as and to the extent reasonably requested by the other Parties, in connection with the preparation and filing of Tax Returns pursuant to this Section 6.11 and any Tax audit, litigation, or other proceeding with respect to Taxes and payments in respect thereof.

(c)

The Parties agree that for federal, and where applicable, state income Tax purposes, the purchase of the Shares will be treated as a purchase of all of the assets of the Company. Within 90 days after the Closing Date, Buyer shall deliver a schedule allocating the Purchase Price and the liabilities assumed (the “Allocation Schedule”) among the assets of the Company.  The Allocation Schedule shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended.  The Allocation Schedule shall be deemed final unless Seller notifies Buyer in writing that Seller objects to one or more items reflected in the Allocation Schedule within seven days after delivery of the Allocation Schedule.  In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within 20 days after the delivery of the Allocation Schedule to Seller, such dispute shall be resolved by the Accountants.  The fees and expenses of the Independent Accountant for this matter shall be borne equally by Seller and Buyer.  Buyer and Seller agree for all Tax reporting purposes (including for purposes of filing an IRS Form 8594) to report the transactions under this Agreement in accordance with the Allocation Schedule and to not take any position during the course of any audit or other proceeding inconsistent with such Allocation Schedule, unless otherwise required by applicable law.

6.12

Actual Uncollected Receivables.

If at any time prior to the one (1) year anniversary of the Closing Date any Actual Uncollected Receivables shall be collected by the Company, then the Company shall pay, or cause to be paid, to the Seller, in cash by wire transfer of immediately available funds to the account(s) designated by Seller in writing, an amount equal to such collections less all reasonable collection costs related to all Actual Uncollected Receivables which have not been previously deducted from any payment pursuant to this Agreement.  Notwithstanding the foregoing, the Company shall make such efforts to collect such Actual Uncollected Receivables only as the Company deems reasonable in its discretion, taking into account the detrimental impact such collection efforts could have on the Business.  As used in this Section 6.12, “Actual Uncollected Receivables” means all Accounts receivable of the Company as of the Balance Sheet Date which were not included in final Closing Working Capital Balance.

6.13

Acquisition Proposals.

(a)

Seller shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of Company LLC Interests or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company's properties or assets.

(b)

In addition to the other obligations under this Section 6.13, Seller shall promptly (and in any event within three business days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)

Seller agrees that the rights and remedies for noncompliance with this Section 6.13 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

6.14

Audited Financial Statements.

The Seller shall use its commercially reasonable efforts to assist and cooperate with the efforts of the Buyer and its accountants and auditors as reasonably requested by such Persons in order for such Persons to prepare and audit any financial statements (including pro forma financial statements) that Buyer’s managing member will be required to prepare, file or furnish as a result of the transactions contemplated by this Agreement pursuant to any applicable securities Laws or exchange requirements, including the 1933 Act, the Exchange Act, the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder, and any rules or regulations of any stock exchange, or under any other applicable Laws. The auditors performing the audit of such financial statements shall be selected in Buyer’s sole discretion and shall perform such audit at Buyer’s sole expense.

6.15

Certain Customer Contractual Obligations.

(a)

Buyer shall use its commercially reasonable efforts to secure a bonding facility with a reputable surety company (“Surety”) and to cause the Surety to issue to Seller at the Closing a bond naming Seller as beneficiary (the “Bond Security”) in an amount not less than 200% of the aggregate amount of remaining revenue to be earned on the project set forth on Schedule 6.15(a) (the “Bond Security Project”).  Further, Buyer shall not extinguish, cancel or otherwise remove or reduce the Bond Security until the surety bond with respect to the Bond Security Project listed on Schedule 6.15(a) (the “Existing Bond Security”) is otherwise cancelled or terminated or reduced, as the case may be. Seller shall certify to Buyer that such surety bond has been cancelled, terminated or reduced promptly following such cancellation, termination or reduction.  Upon delivery of such documentation, Buyer shall be permitted to cancel, terminate or reduce the amount of the Bond Security consistent with the provisions set forth above in this Section 6.15(a). Buyer shall be permitted to cancel or terminate the Bond Security on the second annual anniversary of the completion of the Bond Security Project provided that no claim under the Existing Bond Security is then outstanding.

(b)

Buyer shall cause the Company to use reasonable commercial efforts to complete the customer projects set forth on Schedule 6.15(b) (each a “Customer Project”), including any warranty work required under the Contractual Obligation thereto following completion of the Customer Project, in each case subject to and in compliance with the applicable customer Contractual Obligation related thereto.  As soon as practicable following completion of any such Customer Project, Buyer shall certify to Seller that such Customer Project has been fully completed. Further, in the event the Company receives any notice of a claim or potential claim from a customer with respect to a Customer Project, Buyer shall cause the Company to take all commercially reasonable actions to avoid a claim against the surety bond or performance guarantee with respect to such Customer Project, including through repair, replacement or re-performance of the work giving rise to the claim or potential claim in accordance with the warranty set forth in the Contractual Obligations for the Customer Project, providing notice to the applicable subcontractors engaged by the Company on the Customer Project and ensuring such subcontractors repair, replace or re-perform the work giving rise to the claim or potential claim in accordance with the Contractual Obligation between the Company and such subcontractors, providing notice under the performance bonds provided by such subcontractors as required to retain and reserve the right to bring any claims necessary under those bonds, and all such other actions necessary to avoid a claim under the surety bond or performance guarantee. In the event a customer makes a claim against a surety bond issued by Seller, or an Affiliate of Seller, in connection with a Customer Project, Buyer shall cause the Company to defend any such claim and enforce any and all rights the Company has as against all applicable subcontractors on the Customer Project with respect to such claim.

(c)

If the Tennessee Guaranty Agreement is not terminated as of the Closing, following the Closing and until such time as the Tennessee Guaranty Agreement is terminated, Buyer shall cause the Company to notify the Seller at least 10 business days in advance of submitting any proposal for, or entering into any Contractual Obligation for, any customer project to be performed in the State of Tennessee. Schedule 6.15(b) shall be immediately amended to reflect any such project and such new project shall become subject to the obligations set forth in Section 6.15(b) as a Customer Project until the date the Tennessee Guaranty Agreement is terminated.

(d)

If any Surety Bond or parent company guaranty is required to be issued or made, as applicable, prior to the Closing under any project listed on Schedule 4.32 which is awarded to the Company, Parent shall (i) use its commercially reasonable efforts to cause such a Surety Bond to be issued or (ii) make such parent company guaranty, as applicable.  If any such Surety Bond is issued, Buyer shall use its commercially reasonable efforts to secure a bonding facility with a Surety and to cause the Surety to issue to Seller at the Closing a bond naming Seller as beneficiary in an amount not less than 100% of the amount of such Surety Bond.  If any such parent company guarantee is made with respect to a project, Schedule 6.15(b) shall be immediately amended to reflect any such project and such new project shall become subject to the obligations set forth in Section 6.15(b) as a Customer Project.

6.16

Reserved.

6.17

Licensing Matters.

From the date hereof through the Closing, Seller shall cause the Company to use its reasonable commercial efforts to remediate the Permit matters set forth on Schedule 4.20.  After the Closing, Buyer shall cause the Company to use its reasonable commercial efforts to remediate the Permit matters set forth on Schedule 4.20.

6.18

Further Assurances.

Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE 7
CONDITIONS TO CLOSING

7.1

Conditions to Obligations of Both Parties.

The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following condition:

(a)

No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

7.2

Conditions to Obligations of Buyer.

The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or before the Closing:

(a)

Other than with respect to the Fundamental Representations, the representations and warranties of the Seller in Article 4 and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of Closing Date with the same effect as though made at and as of such date (provided that representations and warranties which speak as of a specified date shall speak only as of such date).

(b)

The Fundamental Representations of Seller shall be true and correct in all respects as of Closing Date with the same effect as though made at and as of such date (provided that Fundamental Representations which speak as of a specified date shall speak only as of such date).

(c)

The Seller shall have executed and delivered all documents and agreements to be executed and delivered by them pursuant to the terms of this Agreement and performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

(d)

Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by a duly authorized executive officer of Seller, that each of the conditions contained in paragraphs (a), (b) and (c) of this Section 7.2 have been satisfied.

(e)

Each of the deliveries required by Section 3.2 shall have been made.

(f)

No action, suit, litigation or proceeding affecting the Company, the Business, or the transactions contemplated hereby or seeking to restrain, prohibit interfere with, alter or materially delay the Closing or seeking material damages or other relief shall have been instituted or threatened by any Person.

(g)

Prior to the Closing Date, no event shall have occurred which, individually or in the aggregate, has caused, or could reasonably be expected to have, a Material Adverse Effect.

(h)

All approvals, consents and waivers that are listed on Section 4.7 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

7.3

Conditions to Obligations of the Seller.

The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or before the Closing:

(a)

The representations and warranties of the Buyer herein contained shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (provided that representations and warranties which speak as of a specified date shall speak only as of such date), except as affected by transactions permitted or contemplated by this Agreement.

(b)

The Buyer shall have executed and delivered all documents and agreements to be executed and delivered by it pursuant to the terms of this Agreement and performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it before the Closing Date.

(c)

The Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by a duly authorized officer of the Buyer, that each of the conditions set forth in paragraphs (a) and (b) of this Section 7.3 have been satisfied.

(d)

Each of the deliveries required by Section 3.3 shall have been made.

ARTICLE 8
SURVIVAL; INDEMNIFICATION

8.1

Survival.

The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing for two (2) years following the Closing Date; provided, however, (i) the representations and warranties contained in Section 4.17 (Tax Matters), 4.21 (Environmental Compliance) and 4.23 (ERISA Plans and Non-ERISA Plans or Labor Issues) shall survive until 180 days after the expiration of the applicable statute of limitations covered thereby (after giving effect to any waiver, mitigation or extension thereof granted by the Buyer) and (ii) the representations and warranties contained in Sections 4.1 (Organization and Standing), 4.2 (Predecessors), 4.4 (Agreement Authorized and its Effects on Other Obligations), 4.5 (Capitalization), 4.6 (Ownership of the Company LLC Interests), 4.8 (Subsidiaries), and 4.30 (Finder’s Fees) (collectively, the representations referenced in clauses (i), (ii) and (iii), the “Fundamental Representations”) shall survive the Closing indefinitely. Notwithstanding the immediately preceding sentence, any representation or warranty in respect of which indemnification may be sought under this Agreement will survive the time at which it would otherwise terminate pursuant to the immediately preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time; provided, however, that the applicable representation or warranty will survive only with respect to the particular inaccuracy or breach specified in such written notice. All covenants and agreements of the parties contained in this Agreement will survive the Closing indefinitely.

8.2

Indemnification.

(a)

Subject to Section 8.2(d), the Seller will indemnify, defend and hold harmless the Buyer and its Affiliates (including the Company), and its and their respective Representatives (the “Buyer Indemnified Parties”), from, against and in respect of, and shall pay and reimburse each of them for, any and all Actions, costs (including without limitation costs of investigation, defense and enforcement of this Agreement), expenses, damages, losses and Liabilities, diminution of value, lost profits, consequential damages, expenses or amounts paid in settlement (in each case, including and reasonable attorneys’ and experts’ fees and expenses), threatened or actual, and whether or not involving a Third Party Claim (“Damages”), incurred or suffered by the Buyer Indemnified Parties or any of them (including any Damages sustained or incurred after the end of the applicable survival period, provided that a claim is made prior to the end of the applicable survival period in accordance with the terms of this Agreement) as a result of or arising out of (i) any breach of, or inaccuracy in, any representation or warranty made by the Seller in Article 4, (ii) the breach of any covenant or agreement made or to be performed by the Seller pursuant to this Agreement, (iii)  all Taxes of the Company or relating to the business or the assets of the Company for all Pre-Closing Tax Periods, or portions of a Tax Period ending on the Closing Date, (iv) any claims made by clients of the Company under the CCIP or subguard insurance programs maintained by the Company for the projects listed in Schedule 8.2, provided that the claim is made by such client on or prior to the twenty-four (24) month anniversary of the Closing, provided further that the underwriter of such program has determined the claim is valid and payable (except for any claims made prior to, and outstanding at, the twenty-four (24) month anniversary of the Closing for which the underwriter has not made a final determination of validity, for which the indemnification provisions of this Section 8.2(a)(iv) will apply upon a determination by the underwriter of such program that the claim is valid and payable, even if made after the twenty-four (24) month anniversary of the Closing), (v) amounts paid or payable by the Company with respect to bona fide claims made that are of the type of claim covered under the Company’s Practice Policy on or prior to the twenty-four (24) month anniversary of the Closing (whether or not paid under the Practice Policy, including claims for amounts that are below the deductible under the Practice Policy and are the subject of a reservation of claims) and (vi) any failure of the Permits listed on Schedule 4.20 to be in good standing and in full force and effect.

(b)

Subject to Section 8.2(d), the Buyer will indemnify, defend and hold harmless the Seller and its Affiliates, and its and their respective Representatives (the “Seller Indemnified Parties” and, together with the Buyer Indemnified Parties, the “Indemnified Parties”) from, against and in respect of, and shall pay and reimburse each of them for, Damages incurred or suffered as a result of or arising out of (i) any breach of, or inaccuracy in, any representation or warranty made by the Buyer in Article 4, (ii) the breach of any covenant or agreement made or to be performed by the Buyer pursuant to this Agreement, (iii) the payment on or after the Closing Date by such Seller Indemnified Party under one or more of the guarantees listed under the heading “Parent Company Guarantees” on Schedule 4.33 and (iv) in

the event that Seller or any of its Affiliates makes a valid claim under the Bond Security, any payment on or after the Closing Date by any Seller Indemnified Party under the Existing Bond Security.

(c)

The parties agree to treat any indemnity payment made pursuant to clauses (a) or (b) of this Section 8.2 as an adjustment to the Purchase Price.

(d)

The indemnification obligations set forth in Section 8.2(a) shall be subject to the following qualifications and limitations:

(i)

Subject to Sections 8.2(d)(iv) and 8.2(d)(vi), the Seller shall not be liable for any indemnification payments pursuant to Section 8.2(a)(i) until the cumulative aggregate amount of such Damages with respect to the matters referred to in Section 8.2(a)(i) equals or exceeds One Hundred Fifty Thousand Dollars ($150,000) (the “Threshold”), and once the Threshold is satisfied the Seller shall be liable for the aggregate amount of all such Damages from the first dollar; provided that any Damages with respect to any claim that individually (which, for this purpose, shall be combined with all Damages based upon the same or substantially related set of facts) total less than or equal to Twenty Five Thousand Dollars ($25,000) (“De Minimis Losses”) shall be excluded in their entirety and the Seller shall not be required to make any payments in respect to indemnification under this Agreement for any such De Minimis Losses (however, for purposes of clarity, with respect to any Damages in excess of $25,000, there shall be no deduction from such amount of Damages associated with any such $25,000 De Minimis Loss).

(ii)

Subject to Section 8.2(d)(iv), Seller shall only be liable for indemnification payments pursuant to Section 8.2(a)(iv) as follows:

1)

for (A) an amount not to exceed $250,000 for each claim made under a CCIP, or (B) an amount not to exceed the sum of $1,000,000 plus 20% of the amount of the claim, not to exceed $1,300,000, for claims made under the subguard insurance program; and

2)

to the extent the Damages for such claim exceed the available coverage with respect to such CCIP or subguard program, as applicable, including any excess coverage included in such program, for the amount by which such Damages exceed such available coverage;

provided that the aggregate total amount Seller shall be liable for under clause 1) above with respect to any individual CCIP program (as reflected on Schedule 8.2) will not exceed the amount set forth for such insurance program on Schedule 8.2.

(iii)

Subject to Section 8.2(d)(iv), the Seller shall not be liable for any indemnification payments pursuant to Section 8.2(a)(v) in excess of $150,000 per claim and $2,000,000 in the aggregate.

(iv)

The aggregate total amount of Damages with respect to the matters referred to in Sections 8.2(a)(i), 8.2(a)(iv), 8.2(a)(v) and 8.2(a)(vi) for which the Seller will be liable and be required to provide indemnification pursuant to this Agreement will not exceed 100% of the Purchase Price, as same may be adjusted in accordance with this Agreement.

(v)

The aggregate total amount of Damages with respect to the matters referred to in Sections 8.2(b)(i) and 8.2(b)(ii) for which the Buyer will be liable and be required to provide indemnification pursuant to this Agreement prior to the Closing will not exceed 100% of the Purchase Price, as same may be adjusted in accordance with this Agreement.

(vi)

Notwithstanding the foregoing, (A) the limitations set forth in Section 8.2(d)(i) and 8.2(d)(iv) shall not apply to Damages based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the Fundamental Representations, and (B) the limitations set forth in Sections 8.2(d)(i), 8.2(d)(ii) and 8.2(d)(iii) shall not apply in the case of fraud, knowing misrepresentation or willful misconduct of the Seller or any Person acting for the Seller or on its behalf.

(vii)

For all determinations made after the Closing regarding the existence of a breach of any of the Seller’s representations and warranties in Article 4 for the purposes of Section 8.2(a)(i) or the amount of any Damages with respect thereto, all such representations and warranties that are qualified by materiality or by reference to Material Adverse Effect shall be deemed to be not so qualified.

(viii)

For purposes of this Agreement, “Damages” shall not include (A) consequential damages which are not natural, probable, reasonably foreseeable or contemplated by the parties as arising out of, based upon or resulting from a breach of a representation, warranty or covenant contained in this Agreement; (B) damages that arise solely from the special circumstances of the Buyer; (C) lost profits, to the extent constituting consequential damages of the type described in clause (A); and/or (D) Losses in respect of diminution of value of the Company that do not arise or result directly from any breach of a representation, warranty or covenant of the Seller (it being understood, however, that in the event any Person is required to pay any of such damages described in clauses (A), (B), (C) and/or (D) to a third party, such payment shall be considered actual “Damages” with respect to such Person and shall not be limited by the foregoing.

(ix)

No party shall be liable under this Article 8 for Damages in respect of punitive damages other than Damages in respect of punitive damages payable to a third party in connection with a Third-Party Claim.

8.3

Procedures.

(a)

If any Indemnified Party receives notice of the assertion or commencement of any Third-Party Claim which would reasonably be expected to give rise to a claim for indemnity against the Buyer or the Seller (as  applicable, the “Indemnifying Party”) under Section 8.2, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof before termination of the applicable survival period set forth in Section 8.1.  Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably estimable, of the Damages that have been or may be sustained by the Indemnified Party.

(b)

The Indemnifying Party will have the right, by giving written notice to the Indemnified Party, to assume, the defense of any Third-Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (which will be reasonably satisfactory to the Indemnified Party) so long as the Indemnifying Party gives written notice to the Indemnified Party within 20 days after the Indemnified Party has given notice of the Third Party Claim, which notice includes an acknowledgement and agreement that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim and reasonable assurance of the financial capacity of the Indemnified Party to defend such Third Party Claim and provide indemnification with respect thereto; provided, however, that an Indemnifying Party shall not be entitled to assume the defense of a Third-Party Claim if: (i) the Indemnifying Party is also a party to such Third Party Claim and the Indemnified Party determines in good faith that joint representation would be inappropriate, (ii) such Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party, (iii) the Indemnified Party reasonably believes that such Third Party Claim could negatively impact the Indemnified Party’s business, relationships with customers, vendors or other third Persons or future business prospects, or (iv) the Third Party Claim relates to or otherwise arises in connection with Taxes or any criminal or regulatory enforcement action.  The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, further, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party only to the extent incurred prior to the Indemnifying Party’s assumption of control of the defense of the Third Party Claim.

(c)

If, within twenty (20) days after giving notice of a Third-Party Claim to an Indemnifying Party pursuant to Section 8.3(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third-Party Claim as provided in Section 8.3(b), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third-Party Claim within twenty (20) days after receiving written notice from the Indemnified Party or if the Indemnified Party reasonably believes the Indemnifying Party has failed to take such steps, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith; provided, however, that the Indemnifying Party shall not be liable for the costs and expenses of more than one counsel for all Indemnified Parties in any one jurisdiction. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third-Party Claim which (i) would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, (ii) does not include an unconditional general release of all Indemnified Parties from all Damages arising out of, relating to, or in connection with the Third-Party Claim or (iii) would involve a finding or admission of any violation of Law or the rights of any Person.

(d)

Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it or its Affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, then the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third Party Claim, but the Indemnifying Party will not be bound by any determination of a Third Party Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(e)

The Indemnified Party will provide the Indemnifying Party with reasonable access during normal business hours to books, records and employees of the Indemnified Party necessary in connection with the Indemnifying Party’s defense of any Third-Party Claim which is the subject of a claim for indemnification by an Indemnified Party hereunder.

(f)

Any claim by an Indemnified Party on account of Damages which does not result from a Third-Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of 30 days within which to respond in writing to such Direct Claim.  If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(g)

A failure to give timely notice or to include any specified information in any notice as provided in Sections 8.3(a), 8.3(b), or 8.3(f) will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

8.4

Payment of Indemnification Payments.

All indemnifiable Damages payable by the Seller under this Article 8 shall be net of (a) any reserves specifically relating to the Damages, where such reserves are set forth in the balance sheets used in determining the Closing Working Capital Balance, and (b) amounts actually recovered by the Buyer or its Affiliates under any insurance policy. All indemnifiable Damages under this Agreement will be paid in cash in immediately available funds within 5 business days after determination of such amount, provided the parties may elect the following during such 5 business day period:

(a)

The Seller shall have the right to set off indemnifiable Damages payable by it against any amounts owed to the Seller, or any Affiliate of Seller, under the Transition Services Agreement; and

(b)

Either party shall have the right to set off indemnifiable Damages payable by it against any indemnified Damages to which its Indemnified Parties are entitled under this Article 8.

A party shall only have the right to exercise their right to set off indemnifiable Damages so long as such party has complied with the provisions of Section 8.3 with respect to the indemnified Damages against which it is offsetting its payment of indemnifiable Damages, if exercising their right to set off under clause (b) above. If either party elects to exercise its set off right pursuant to this Section 8.4, it shall provide the Indemnified Party written notice of the election, specifying in reasonable detail the basis for the set off and the amount to be set off. Any amounts so set-off shall be considered fully paid and satisfied under this Article 8. Neither the exercise nor the failure to exercise the right to set off constitutes an election of remedies, nor does it limit in any way any other right a party has to enforce a claim for indemnification, whether under this Article 8, at Law or otherwise.

8.5

Knowledge of Breach.

The right of any Buyer Indemnified Party and any Seller Indemnified Party to indemnification pursuant to this Agreement will not be affected by any investigation conducted or knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy of any representation or warranty, performance of or compliance with any covenant or agreement contained in this Agreement or otherwise.

8.6

Mitigation.

Nothing in this Agreement shall be deemed or interpreted to limit or restrict Buyer’s general obligation at law to mitigate any Damages it may suffer or incur as a result of any event that may give rise to a claim for indemnification under this Article 8.

8.7

Remedies Cumulative.

The indemnification rights of the parties under this Article 8 are independent of, and in addition to, such rights and remedies as the parties may have at Law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant, agreement or obligation hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

ARTICLE 9
TERMINATION

9.1

Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of Seller and Buyer;

(b)

by Buyer by written notice to Seller if:

(i)

Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 7 and such breach, inaccuracy or failure has not been cured by Seller within 10 days of Seller’s receipt of written notice of such breach from Buyer;

(ii)

any of the conditions set forth in Section 7.1 or Section 7.2 shall not have been fulfilled by June 30, 2015, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)

by Seller by written notice to Buyer if:

(i)

Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 7 and such breach, inaccuracy or failure has not been cured by Buyer within 10 days of Buyer's receipt of written notice of such breach from Seller; or

(ii)

any of the conditions set forth in Section 7.1 or Section 7.3 shall not have been fulfilled by June 30, 2015, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(d)

by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

9.2

Effect of Termination.

In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except, except for the provisions of this Section 9.2, Article 8 and Article 10, which shall survive such termination; provided, however, that nothing herein shall relieve any party from Liability for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

ARTICLE 10
MISCELLANEOUS

10.1

Entirety.

This Agreement and the Ancillary Agreements, together with the schedules, exhibits and other agreements or documents to be executed and delivered in connection herewith or therewith, embody the entire agreement among the parties with respect to the subject matter hereof and thereof.  This Agreement and the Ancillary Agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.2

Further Assurances.

From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement and the Ancillary Agreements.

10.3

Public Announcements.

In the event that either Buyer or Seller desires to issue a press release with respect to the execution and delivery of this Agreement and/or the consummation of the Closing, Buyer and Seller shall use commercially reasonable efforts to agree on the content of a joint press release announcing the existence of this Agreement and the timing of its release.  Except for such joint press release or as otherwise mutually agreed, neither the Buyer, the Seller, nor any of their respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Agreement or the transactions contemplated thereby; provided, however, that nothing contained in this Agreement (including this Section 10.3) shall prohibit: (a) any disclosure required by any applicable Law, including any disclosure necessary or desirable to provide proper disclosure under the securities Laws or under any rules or regulations of any securities exchange on which the securities of such party may be listed or traded, in which case the party making such disclosure shall use its commercially reasonable efforts to consult in good faith with the other party before making such disclosure, or (b) any disclosure made in connection with the enforcement of any right or remedy relating to, or the performance of any obligation arising under, this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby.  For the elimination of doubt, it is expressly agreed that the Buyer shall be permitted to disclose this transaction on a Current Report on Form 8-K, which Form 8-K may include all information (including all exhibits) required under the Securities Act, the rules and regulations of the SEC promulgated thereunder or any formal or informal guidance of the staff of the SEC, and such other information which the Buyer’s counsel reasonably deems necessary or advisable and Buyer shall use its commercially reasonable efforts to consult with Seller before making such disclosure.

10.4

Counterparts.

Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. Signature pages exchanged by e-mail or other electronic means shall be deemed originals.

10.5

Third Party Beneficiaries.

Except as provided in Article 8, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights.

10.6

Notices and Waivers.

Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

If to the Seller:

Addressed to:

c/o KBR, Inc.
601 Jefferson Avenue
Houston, Texas 77002
Facsimile:  (713) 753-2017
Attention:  Executive Vice President and General Counsel

If to the Buyer:

Addressed to:

c/o Pernix Group, Inc.
151 E. 22nd Street
Lombard, Illinois 60148
Facsimile: (630) 620-4787
Attention: Nidal Zayed

with a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.
333 S.E. 2nd Avenue
Miami, Florida 33131
Facsimile:  (305) 579-0717
Attention:  David A. Barkus, Esq.

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third (3rd) business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

10.7

Table of Contents and Captions.

The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

10.8

Successor and Assigns.

Subject to the immediately following sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.  No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder (other than transfers by operation of Law) without the prior written approval of the other parties; provided, however, that either party may, without the prior written consent of the other parties (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder.  No assignment shall relieve the assigning party of any of its obligations hereunder.

10.9

Expenses.

Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided herein, the parties will pay or cause to be paid all of their own fees and expenses incident to this Agreement and in preparing to consummate and in consummating the transactions contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, investment banker, legal advisor or similar Person engaged by such party.

10.10

Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. If any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, then each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law.

10.11

Amendments and Waivers.

No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Buyer and the Seller, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

10.12

Construction.

The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosures contained in any Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Disclosure Schedule or representation or warranty of Seller contained in Article 4, as applicable, as though fully set forth in such Disclosure Schedule or representation or warranty for which applicability of such information and disclosure is reasonably apparent on its face notwithstanding the absence of a cross reference contained therein.

10.13

Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Delaware.

10.14

Jurisdiction; Venue; Service of Process.

(a)

Jurisdiction.  Each party, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Courts located in Wilmington County, Delaware for the purpose of any Action between or among the parties (or any of them) arising in whole or in part under or in connection with this Agreement, (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such Action (including for a declaratory judgment or the like) other than before one of the above-named courts.  Notwithstanding the previous sentence, a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.  Each party agrees that for any Action between the parties arising in whole or in part under or in connection with this Agreement, such party will bring Actions only in Wilmington County, Delaware.  Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(b)

Service of Process.  Each party hereby (i) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by the Laws of the State of Delaware, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail return receipt requested at its physical addresses specified pursuant to Section 10.6, will constitute good and valid service of process in any such Action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

(c)

Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, RESPONDENT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHICH ACTION WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Seller and the Buyer have caused this Agreement to be signed in its corporate name by its duly authorized representative, all as of the day and year first above written.

SELLER:
BE&K, INC.
By: /s/ Roy B. Oelking Roy B. Oelking President-Engineering & Construction, Americas
BUYER:
PERNIX BUILDING GROUP, LLC By: Pernix Group, Inc., its managing member
By: /s/ Nidal Z. Zayed Nidal Z. Zayed President & Chief Executive Officer